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                                                                  Exhibit 10.12

                           LOAN MODIFICATION AGREEMENT

      This LOAN MODIFICATION AGREEMENT Is entered into as of November 29, 1999, by and between SILICON VALLEY BANK, a California-chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02481, doing business under the name "Silicon Valley East" ("Bank"), and SONUS NETWORKS, INC., a Delaware corporation with its principal place of business at 5 Carlisle Road, Westford, Massachusetts 01886 ("Borrower").

                                    RECITALS

      Borrower has borrowed money from Bank pursuant to certain Existing Loan Documents, as defined below. In consideration of certain financial accommodations from Bank, and Borrower's continuing obligations under the Existing Loan Documents, Borrower and Bank agree as follows:

                                    AGREEMENT

      1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement dated March 6,1998, as amended by a Loan Modification Agreement dated as of November 30,1998, providing for equipment lines of credit up to a maximum aggregate principal amount of THREE MILLION FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($3,500,000) and a revolving line of credit for Letters of Credit of up to a maximum principal amount of TWO HUNDRED THOUSAND AND NO/100THS DOLLARS ($200,000) (the "Loan Agreement").

      Hereinafter, all Indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

      2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured pursuant to the Loan Agreement. Hereinafter, the Loan Agreement, together with all other documents securing payment of the Indebtedness, shall be referred to as the "Existing Loan Documents."

      3. DESCRIPTION OF CHANGES IN TERMS.

      3.1 Modifications to Definitions. Section 1.1 of the Loan Agreement is hereby amended by substituting the following definitions for those set forth therein for the same terms, and in the case of new definitions, by adding those new definitions to that Section 1.1:

            "1999 Committed Equipment Line" means a credit extension of up to THREE MILLION FIVE HUNDRED THOUSAND AND NO/100THS Dollars ($3,500,000).

            "Equipment Advance" has the meaning set forth in Sections 2.1.1,
            2.1.2 and 2.1.4, as applicable.

            "Maturity Date" means December 5, 2003.

      3.2 Addition of 1999 Equipment Line. Section 2.1.4 is hereby added to the Loan Agreement as follows:

            2.1.4  1999 Committed Equipment Line.

            (a) in addition to any Equipment Advances made pursuant to Sections
            2.1.1 and 2.1.2 of this Agreement, at any time after November 29, 1999 and before JANUARY 1, 2000, Borrower may from time to time request advances from Bank in an aggregate amount not to exceed the
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            lesser of the 1999 Committed Equipment Line or TWO MILLION FIVE
            HUNDRED THOUSAND AND NO/100THS DOLLARS ($2,500,000) to finance Equipment purchased after JUNE 30, 1999 end prior to JANUARY 1, 2000.

            (b) In addition to any Equipment Advances made pursuant to Sections
            2.1.1 and 2.1.2 of this Agreement, at any time after DECEMBER 31, 1999 and before JULY 1, 2000, Borrower may from time to time request advances from Bank in an aggregate amount not to exceed the 1999 Committed Equipment Line less any advances made under Section 2.1.4(a) of this Agreement, to finance Equipment purchased after OCTOBER 31,1999 and prior to JULY 1, 2000.

            (c) The advances under Sections 2.1.4(a) and 2.1.4(b) of this Agreement (each an "Equipment Advance" and collectively, the "Equipment Advances") shall not exceed ONE HUNDRED Percent (100%) of the invoice amount of such equipment approved from time to time by Bank, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Software may, however, constitute up to FIFTY percent (50%) of aggregate Equipment Advances. In order to be eligible for financing under the 1999 Committed Equipment Line, invoices must be submitted to Bank for financing within sixty (60) days of invoice date; provided, however, that Borrower's initial Equipment Advance under the 1999 Committed Equipment Line, if made on or before December 29, 1999, may be used to finance equipment purchased after JUNE 30, 1999 but more than 60 days after invoice date.

            (d) Interest shall accrue from the date of each Equipment Advance at the rate specified in Section 2.2(a), and shall be payable on the Payment Date of each month through the month in which the applicable Equipment Advance converts to a term loan as set forth in this
            Section 2.1.4(d). Any Equipment Advances made under Section 2.1.4(a) of this Agreement that are outstanding on JANUARY 1, 2000 will be payable in FORTY EIGHT (48) equal monthly installments of principal, plus all accrued interest, beginning on the Payment Date of each month commencing JANUARY 5, 2000 and ending with the last payment due on DECEMBER 5, 2003. Any Equipment Advances made under Section 2.1.4(b) of this Agreement that are outstanding on JULY 1, 2000 will be payable in FORTY TWO (42) equal monthly installments of principal, plus all accrued interest, beginning on the Payment Date of each month commencing JULY 5, 2000 and ending with the last payment due on DECEMBER 5, 2003. Equipment Advances may be prepaid without penalty. Equipment Advances, once repaid, may not be reborrowed.

            (e) When Borrower desires to obtain an Equipment Advance under this
            Section 2.1.4, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. East Coast time at least one (1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice(s) for the Equipment to be financed.


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      3.3 Modifications to Tangible Net Worth Covenant. Section 6.8 of the Loan
Agreement is hereby replaced In Its entirety with the following:

            6.8 Tangible Net Worth. Borrower shall maintain, as of the last day of each calendar month, a Tangible Net Worth of not less than the total outstanding principal and accrued interest under all credit facilities from Bank to Borrower plus TWO HUNDRED THOUSAND AND NO/100THS Dollars ($200,000).

      3.4 Addition of Adjusted Quick Ratio Covenant. Section 6.10 is hereby added to the Loan Agreement as follows:

            6.10 Adjusted Quick Ratio. Borrower shall maintain, as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities of at least 1.5 to 1.0.

      3.5 Modifications to Compliance Certificate. Exhibit C of the Loan Agreement is hereby replaced in its entirety with Exhibit C to this Agreement.

      4. FACILITY FEE. Borrower shall pay to Bank any out-of-pocket expenses incurred by the Bank through the date hereof, including reasonable attorneys' fees end expenses, and after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

      5. CONDITIONS PRECEDENT TO FURTHER ADVANCES. The obligation of Bank to make further advances to Borrower is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank the following:

            (a) this Loan Modification Agreement duly executed by Borrower;

            (b) payment of the fees and Bank Expenses then due specified in
Section 4 hereof; and

            (c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

      6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described in this Loan Modification Agreement

      7. NO DEFENSES OF BORROWER. Borrower agrees that as of this date, It has no defenses against any of the obligations to pay any amounts under the Indebtedness.

      8. CONTINUING VALIDITY. Borrower understands and agrees that (i) in modifying the Existing Loan Documents, Bank is relying upon Borrower's representations, warranties and agreements, as set forth in the Existing Loan Documents, (ii) except as expressly modified pursuant to this Loan Modification Agreement (including the effects of Section 6 hereof), the Existing Loan Documents remain unchanged and in full force and effect, (iii) Bank's agreement to modify the Existing Loan Documents pursuant to this Loan Modification Agreement shall in no way obligate Bank to make any future modifications to the Existing Loan Documents, (iv) it is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of the Existing Loan Documents, unless a party is expressly released by Bank in writing, (v) no maker, endorser or guarantor will be released by virtue of this Loan Modification Agreement, and
(vi) the terms of this Section 8 apply not only to this Loan Modification Agreement but also to all subsequent loan modification agreements, if any.

      9. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. The laws of the Commonwealth of Massachusetts shall apply to this Agreement. BORROWER ACCEPTS FOR ITSELF AND IN


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CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION
OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

      10. EFFECTIVENESS. This Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Agreement become effective until signed by an officer of Bank in California).

      IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as a sealed instrument as of the date first set forth above.

"Borrower"                            "Bank"

SONUS NETWORKS, INC.                  SILICON VALLEY BANK, doing business
                                      as SILICON VALLEY EAST

By: /s/ Hassan Ahmed                  By:
   --------------------------------      -------------------------------------
   Hassan Ahmed, President

                                      SILICON VALLEY BANK

                                      By:
                                         -------------------------------------

                                      Title:
                                            ----------------------------------
                                      (Signed in Santa Clara County, California)

                                EXHIBIT C FOLLOWS


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